STANDARD & POOR'S        Frank A. Ciccotto, Jr.       55 Water Street-45th Floor
                         Senior Vice President                New York, NY 10041
                         Securities Evaluations               (212) 438-4417 Tel
                                                              (212) 438-7748 Fax
                                                      frank_ciccottojr@sandp.com






                                August 23, 2012

First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

                                  Re: FT 3559

Gentlemen:

We have examined the Registration Statement File No. 333-180846, for the referenced Trust and acknowledge that Standard & Poor's Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for FT 3559. We hereby consent to the reference to Standard & Poor's Securities Evaluations, Inc. as so determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,



Frank A. Ciccotto, Jr.